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                                                                       EXHIBIT 4

                                    GMO TRUST
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                                 40 ROWES WHARF
                                BOSTON, MA 02110

                                                                   ____ __, 2005

Brown Brothers Harriman & Co.
40 Water Street
Boston, Massachusetts 02109

Re: Amendment to the Custodian Agreement (the "Agreement"), dated as of June 29, 2001, between GMO Trust (the "Trust"), on behalf of certain of its series of the Trust, and Brown Brothers Harriman & Co. ("BBH")(the "Custodian Agreement") and the 17f-5 Delegation Schedule dated June 29, 2001 between the Trust, on behalf of certain of its series of the Trust, and BBH (the "Delegation Schedule").

Ladies and Gentlemen:

     GMO Trust hereby notifies you that it has established two additional series of shares, namely, GMO International Core Equity Fund and GMO International Growth Equity Fund (the "New Funds"). The Trust (as defined in each of the Custodian Agreement and the Delegation Schedule) desires that you serve as (i) custodian of the assets of the New Funds under the terms of the Custodian Agreement and (ii) delegate with respect to the assets of the New Funds under the terms of the Delegation Schedule.

     If you agree to so serve as the custodian and delegate for the New Funds, kindly sign and return to the Trust the enclosed counterpart hereof, whereupon each of the New Funds shall be deemed a "Fund" under each of the Custodian Agreement and Delegation Schedule. This letter agreement shall constitute an amendment to each of the Custodian Agreement and the Delegation Agreement and, as such, a binding agreement among the Trust, GMO (only in the case of the Custodian Agreement) and you in accordance with its terms.

                                        Sincerely,

                                        GMO TRUST


                                        By:
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                                        Name:
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                                        Title:
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Brown Brothers Harriman & CO.         -2-                          ____ __, 2005


                                        GRANTHAN, MAYO, VAN OTTERLOO & CO. LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

The foregoing is hereby accepted and
agreed.

BROWN BROTHERS HARRIMAN & CO.


By:
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Name:
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